UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2009

TOPSPIN MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144472	510394637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-8-9200033

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2009, TopSpin Medical, Inc. (the “Company”) entered into an investment agreement (the “Agreement”) with Asher Shmulewitz (the “Investor”). Under the terms of the Agreement, and subject to the approval of the Tel Aviv Stock Exchange, the Investor will pay the Company NIS 900,000 (approximately $222,000) and in consideration thereof the Company will issue to the Investor (i) 120,000,000 shares of common stock of the Company, par value $0.001 (the “Common Stock Shares”), and (ii) options to purchase up to an additional 58,064,516 shares of the common stock of the Company (the “Option Shares”, and together with the Common Stock Shares, the “Shares”). The Option Shares will have an exercise price of 0.01 NIS per share and will be exercisable from the date of issuance until four years following the date of issuance. All the Shares issued in connection with the Agreement will be subject to certain transfer restrictions in compliance with U.S. and Israeli securities laws.

Item 3.02. Unregistered Sales of Equity Securities.

The contents of Item 1.01 are incorporated herein by reference. The Shares will be issued pursuant to the exclusion from registration offered under Regulation S under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: February 5, 2009	By:	/s/ Tami Sharbit-Bachar

Name: Tami Sharbit-Bachar
Title: Director of Finance and Secretary